Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Majesco Entertainment Company

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-136260) of Majesco Entertainment Company and subsidiary (the “Company”) and Forms S-3 (333-122519; 333-115822; 333-121640; 333-120103; 333-135463; 333-146253; and 333-159980) of our report dated January 27, 2010, relating to the consolidated financial statements of the Company, which appear in this Annual Report (Form 10-K) of the Company for the year ended October 31, 2009.

AMPER, POLITZINER & MATTIA, LLP

January 28, 2010
Edison, New Jersey